STOCK PURCHASE AGREEMENT

                                 by and among

                       STANDARD AUTOMOTIVE CORPORATION

                                 as Purchaser

                                     and

                      ANDREW A. LEVY, FARZANA S. HABIB,
           RICHARD FRIEDMAN, JEFFREY MARKOWITZ and GLENN GOLDFINGER

                         as Sellers of 100% of Stock

                                      of

                          BARCLAY INVESTMENTS, INC.,

                        Dated as of February 24, 1998

                               TABLE OF CONTENTS

      1.    Sale and Transfer of Stock; Closing; Purchase Price and
            Other Transactions; Downpayment..................................1
            1.1   Stock......................................................1
            1.2   Closing....................................................1
            1.3   Purchase Price.............................................1

      2.    Representations and Warranties of the Shareholders and the
            Company .........................................................2
            2.1   Organization and Good Standing.............................2
            2.2   Authority; No Conflict.....................................2
            2.3   Capitalization.............................................3
            2.4   Financial..................................................3
            2.5   Books and Records..........................................4
            2.6   Interests in Real Property.................................4
            2.7   Accounts Receivable........................................4
            2.8   Inventory..................................................4
            2.9   Tax Returns and Payments...................................4
            2.10  Employee Benefit Plans.....................................4
            2.11  Compliance With Laws; BE Filing............................5
            2.12  Litigation.................................................5
            2.13  Absence of Certain Changes and Events......................5
            2.14  Certain Agreements.........................................6
            2.15  Insurance..................................................6
            2.16  Intellectual Property Rights...............................6
            2.17  Disclosure.................................................6
            2.18  Relationships With Affiliates..............................7
            2.19  Brokers or Finders.........................................7

      3.    Representations and Warranties of Standard.......................7
            3.1   Organization and Good Standing.............................7
            3.2   Authority; No Conflict.....................................7
            3.3   Investment Intent..........................................7

      4.    Conditions Precedent to the Obligations of Standard..............8
            4.1   Representations and Warranties; Performance................8
            4.2   Delivery of Financial Statements...........................8
            4.3   No Material Adverse Change.................................8
            4.4   Delivery of Closing Date Balance Sheet.....................8
            4.5   Opinion of Company's Counsel...............................8
            4.6   No Litigation.............................................10
            4.7   Resignations..............................................10
            4.8   Consents..................................................10
            4.9   Standard's Due Diligence Review...........................10

      5.    Conditions Precedent to the Obligations of the Shareholders
            and the Company.................................................10
            5.1   Representations and Warranties; Performance...............10
            5.2   Opinion of Standard's Counsel.............................10
            5.3   Consents..................................................11
            5.4   Performance...............................................11

            5.5   No Litigation.............................................11

      6.    Covenants of the Shareholders and the Company Prior to Closing..11
            6.1   Approvals of Governmental Bodies..........................11
            6.2   Regular Course of Business................................12
            6.3   Amendments................................................12
            6.4   Capital Expenditures......................................12
            6.5   Property and Assets.......................................12
            6.6   Books of Account..........................................12
            6.7   Loans by the Company......................................12
            6.8   Changes in Existing Agreements............................13
            6.9   Agreements................................................13
            6.10  Full Access...............................................13
            6.11  Good Faith Efforts........................................13
            6.12  Notification of Certain Matters...........................13
            6.13  Closing Date Balance Sheet and Schedule of Net Changes....14

      7.    Covenants of Standard Prior to Closing Date.....................14
            7.1   Approvals of Governmental Bodies..........................14
            7.2   Notification..............................................14
            7.3   Good Faith Efforts........................................14
            7.4   Notification of Certain Matters...........................14

      8.    Covenants of the Shareholders and Standard Subsequent to the
            Closing Date....................................................15
            Further Assurances..............................................15

      9.    Mutual Covenants................................................15
            9.1   Expenses..................................................15
            9.2   Public Announcements......................................15
            9.3   Confidentiality...........................................15
            9.4   Tax Matters...............................................16

      10.   Indemnification; Remedies.......................................17
            10.1  Indemnification by the Shareholders.......................17
            10.2  Indemnification by Standard...............................17
            10.3  Notice and Defense of Third-Party Claims..................17

      11.   Termination.....................................................18
            11.1  Termination Events........................................19
            11.2  Effect of Termination.....................................19

      12.   Definitions.....................................................19
            12.1  "Affiliate................................................19
            12.2  "Code.....................................................19
            12.3  "Encumbrance..............................................19
            12.4  "Governmental Body........................................19
            12.5  "Related Cost.............................................19
            12.6  "Taxes....................................................20
            12.7  "Tax Returns..............................................20

      13.   Miscellaneous...................................................20
            13.1  Notices...................................................21
            13.2  Waiver....................................................21
            13.3  Entire Agreement and Modification.........................21
            13.4  Assignments...............................................22
            13.5  Severability..............................................22
            13.6  Section Headings, Construction............................22
            13.7  Time of Essence...........................................22
            13.8  Parties in Interest.......................................22
            13.9  Governing Law.............................................22
            13.10 Counterparts..............................................22
            13.11 Conflicts.................................................22

                           STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of the 24th day of February , 1998 between STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation ("Standard") and BARCLAY INVESTMENTS, INC., a New Jersey corporation (the "Company"), and the shareholders of the Company, Andrew A. Levy, Farzana S. Habib, Richard Friedman, Jeffrey Markowitz and Glenn Goldfinger (the "Shareholders").

      WHEREAS, the Shareholders own 185 shares of common stock of the Company, which constitutes all of the issued and outstanding shares of capital stock of the Company (the "Stock");

      NOW THEREFORE, in consideration of the promises and the representations, warranties and agreements herein, the parties agree as follows:

      1. Sale and Transfer of Stock; Closing; Purchase Price and Other Transactions; Downpayment.

      1.1 Stock. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Shareholders agree to sell, transfer and deliver to Standard 185 common shares of the Company, and Standard agrees to purchase from the Shareholders, 185 common shares of the Company (the "Company Shares").

      1.2 Closing. The purchase and sale (the "Closing") provided for in this Agreement shall take place at the offices of Phillips, Nizer, Benjamin, Krim & Ballon, 666 Fifth Avenue, New York, New York 10103 at 10:00 A.M. simultaneously with the purchase by Standard of the stock of R&S Truck Body, Inc., CPS Trailer Co., Inc. or at such other time and place as the parties hereto shall mutually agree, provided that the Closing shall take place no later than June 30, 1998. The time and date of the Closing is referred to herein as the "Closing Date."

      1.3   Purchase Price.

      (a) the purchase price shall consist of 1,000 shares of common stock of Standard Automotive Corporation per one share of the Company for a total payment of 185,000 shares of common stock of Standard Automotive Corporation. Such shares shall carry a two year lockup on sale or transfer. Said shares shall be registered as follows:

                                                     Shares of
                  Selling Shareholder     Standard Automotive Corporation
                  -------------------     -------------------------------

                  Andrew A. Levy                      65,000
                  Farzana S. Habib                    35,000

                  Richard Friedman                    37,500
                  Jeffrey Markowitz                   37,500
                  Glenn Goldfinger                    10,000
                                                     -------
                      TOTAL                          185,000

      (b) Standard shall assume the debt of the Company to Standard Automotive Corporation, as shown on the Closing Balance Sheet, of approximately $1,000,000.

      (c) Standard shall pay Redstone Capital Corporation a fee of $600,000, $100,000 of which shall be paid upon signature hereof.

      2. Representations and Warranties of the Shareholders and the Company. The Company and the Shareholders represent and warrant to Standard that the following statements are true and correct:

      2.1 Organization and Good Standing.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to carry on the business of the Company as it is now being conducted, to own or hold the assets which it owns or holds and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

      (b) The Company has no subsidiaries.

      2.2 Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of the Company and each of the Shareholders enforceable against the Company in accordance with its terms. The Company and each of the Shareholders has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement by the Company and each of the Shareholders nor the consummation of the transactions contemplated by it will:

      (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws or any other charter document of the Company (copies of which have been delivered to Standard);

      (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon the Company and any of the Shareholders;

      (c) result in a material breach of, or constitute a default under (or with notice or lapse of time, or both, result in a material breach of or constitute a default under) or otherwise give any person the right to terminate, any material lease, license, contract or other agreement or instrument to which the Company or any Shareholder is a party or by which it or any of the Shareholders is bound;

      (d) result in, or require, the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest or other charge or Encumbrance of any nature ("Encumbrance") upon or with respect to the Company Shares or any of the properties now owned or used by the Company.

      2.3 Capitalization. The authorized capital stock of the Company consists of 200 shares of common stock, of which 185 shares of common stock are issued and outstanding. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of, and have good title to, the Stock, free and clear of any Encumbrance. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and there are no preemptive rights. There are no existing agreements, options, warrants, rights, calls or commitments of any character to which the Shareholders or the Company is a party or by which any of them is bound providing for the issuance of any additional shares, the sale of treasury shares or the repurchase or redemption of shares of the Company's capital stock and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

      2.4 Financial.

      (a) The Shareholders have delivered to Standard the Balance Sheet of the Company as of February 13, 1998 (the "1998 Balance Sheet"). The 1998 Balance Sheet is true, correct and complete and fairly presents the financial condition of the Company as at the date thereof, in accordance with generally accepted United States accounting principles consistently applied and the historical practices of the Company.

      (b) As of the Closing Date, (i) the assets of the Company shall consist of the assets shown on the 1998 Balance Sheet (less any accounts payable and payments set forth on Schedule A hereto), cash represented by interest earned therefrom subsequent to the date thereof, and contracts to purchase 100% of the stock of R&S Truck Body Company, Inc., a Kentucky corporation, and 100% of the stock of CPS Trailer Company, Inc., a Missouri corporation.

      (c) The Company does not have any material liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that are not fully reflected or reserved against in the 1998 Balance Sheet.

      (d) Except as previously disclosed to Standard in writing, since February 13, 1998, there has not been, occurred or arisen, whether or not in the ordinary course of business:

            (i) any material adverse change, whether actual or threatened, in the financial condition, results of operations, business, properties, assets or business prospects of the Company; or

            (ii) any declaration, setting aside or payment of a dividend (whether in cash, stock or property) in respect of the capital stock of the Company; or

            (iii) any borrowing or lending of money or guarantee of any obligation by the Company, except in the ordinary course of business; or

            (iv) any disposition of any material properties or assets used in the business of the Company except sales made in the ordinary course of business; or

            (v) any engagement by the Company in activities outside the ordinary course of its business as conducted on the date hereof; or

            (vi) any issuance or repurchase of its stock by the Company.

      2.5 Books and Records. The minute books, stock record books and other records of the Company, all of which have been made available to Standard, are complete and correct and have been maintained in accordance with sound business practices. On the Closing Date, all of those books and records will be in the possession of the Company.

      2.6 Interests in Real Property. The Company does not own real property.

      2.7 Accounts Receivable. The Company does not have any accounts receivable, except for accrued interest.

      2.8 Inventory. The Company does not have any inventory.

      2.9 Tax Returns and Payments.

      (a) All Tax Returns required to be filed by or with respect to the Company have been properly and correctly completed and filed on a timely basis. All such Tax Returns are correct and complete in all material respects.

      (b) All Taxes whether or not shown on any Tax Return required to be paid or to be withheld and remitted by the Company have been duly and timely paid in full or properly withheld and remitted. No claims are being asserted with respect to any Taxes required to be paid or withheld by or on behalf of the Company, and there are no Encumbrances upon any property or assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes.

      (c) The Company has never been audited by a taxing authority.

      (d) The Company is not a party to any allocation or sharing arrangement or agreement (whether written or unwritten) with respect to Taxes.

      2.10 Employee Benefit Plans. The Company has never had any salaried employees, and accordingly, has never maintained any type of employee benefit plan.

      2.11 Compliance With Laws; BE Filing.

      (a) Except as previously disclosed to Standard in writing, (i) the Company is, and at all times during the period prior to the date hereof, has been, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to its ownership of assets or the operation of its business, where any failure to so be in compliance would materially and adversely affect the business, financial position or results of operations of the Company and
(ii) neither the Shareholders nor the Company has any knowledge of any basis to expect, nor has received, any order, notice or other communication from any federal, state or local governmental agency, including but not limited to any environmental protection act, of any alleged, actual or potential violation and/or failure to comply with any such statute, order, rule, ordinance or regulation, or of any alleged, actual or potential obligation to undertake or bear the cost of removal or remedial action at any property now owned or previously owned or leased by the Company or to which hazardous materials generated by the Company may have been transported.

      (b) Except as previously disclosed to Standard in writing, the Company holds all of the consents, licenses, permits, approvals and certificates necessary to permit the Company to own, operate, use and maintain its assets in the manner in which they are now operated and maintained and to conduct its businesses as now being conducted. The Shareholders shall be responsible for filing the U.S. Department of Commerce Form BE-15 (S.F.) on behalf of the Company.

      2.12 Litigation. Neither the Shareholders nor the Company is subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of its assets or the conduct of its business or which would prevent, delay or make illegal the transactions contemplated by this Agreement. There are no actions, lawsuits, audits, investigations, claims or proceedings pending or threatened against, involving, affecting or relating to the Company or to its ownership, operation or use of its assets or to the conduct of its businesses before any court, arbitrator, or federal, state, municipal or other governmental department, board, agency or instrumentality.

      2.13 Absence of Certain Changes and Events. Except as previously disclosed to Standard in writing, since February 13, 1998 the Company has conducted its businesses only in the usual and ordinary course consistent with past practice and there has not been any:

            (i) change in any authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (ii) payment or increase of any bonuses, salaries or other compensation to any director, officer or employee or shareholder or entry into any employment, severance or similar agreement with any director, officer or employee;

            (iii) adoption of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

            (iv) damage, destruction or loss to any asset or property of the Company, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

            (v) sale (other than sales in the ordinary course of business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any Encumbrance on any material asset or property of the Company;

            (vi) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

            (vii) change in the amount of notes receivable, security deposits or other noncurrent assets of the Company, determined in accordance with generally accepted accounting principles consistently applied on a reasonable basis;

            (viii) material change in the accounting methods followed by the Company; and

            (ix) agreement, whether or not in writing, to do any of the foregoing by the Company.

      2.14 Certain Agreements.

            The Company is not a party to any agreement other than those agreements which are set forth in Section 1.3, copies of which have been previously delivered to Standard.

      2.15 Insurance. The Company does not maintain any type of insurance.

      2.16 Intellectual Property Rights. The Company does not own or have any type of interest in intellectual property rights.

      2.17 No Business Activities; No Liabilities.

      (a) The Company has conducted no business prior to the date hereof other than activities related to the date hereof other than activities related (i) to the negotiation and execution of the agreements referred to in Section 2.4(b) and (ii) negotiations with other potential acquisition candidates which did not result in executed agreements or resulted in agreements which have expired or been terminated with no potential future obligation on the part of the Company.

      2.18 Disclosure.

      (a) No representation or warranty of the Shareholders contained in this Agreement omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

      (b) There is no fact known to the Shareholders which has specific application to the Shareholders or the Company (other than general economic or industry conditions) which materially adversely affects the assets, business, prospects, financial conditions or results of operations of the Company.

      2.19 Relationships With Affiliates. Except as previously disclosed to Standard in writing, neither the Shareholders nor any Affiliate of the Shareholders has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company.

      2.20 Brokers or Finders. Except for the investment banking fee payable to Redstone Capital Corporation of $600,000, neither the Company nor the Shareholders has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement.

      2.21 The Shareholders acknowledge that the Stock of Standard delivered in the transaction has not been registered under the Securities Act of 1933, as amended and will be so legended.

      3. Representations and Warranties of Standard. Standard hereby represents and warrants to the Shareholders and to the Company as follows:

      3.1 Organization and Good Standing. Standard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authority; No Conflict. Standard has good and sufficient corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Standard and constitutes the legal, valid and binding obligation of Standard enforceable against Standard in accordance with its terms. Neither the execution and delivery of this Agreement by Standard nor the consummation of the transactions contemplated by it will:

      (a) violate or conflict with any provision of the Certificate or By-laws of Standard; or

      (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator binding upon Standard; or

      (c) result in a breach of, or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any material lease, license, contract or other agreement or instrument to which Standard is a party or by which it is bound.

      3.3 Investment Intent. Standard acknowledges that the Company Shares has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Shareholders and the Company have disclosed to Standard that the Company Shares may not be resold absent such registration or unless an exemption from registration is available. Standard is acquiring the 185 shares of common stock of the Company for its own account, for investment purposes only and not with a view to its distribution within the meaning of
Section 2(11) of the Securities Act & Legend.

      4. Conditions Precedent to the Obligations of Standard. Each and every obligation of Standard under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, except to the extent that Standard shall have waived in writing such satisfaction:

      4.1 Representations and Warranties; Performance. Each of the representations and warranties made by the Shareholders and by the Company herein shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date; and the Shareholders and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by the Shareholders and the Company on or prior to the Closing Date.

      4.2 Delivery of Financial Statements. The Company shall have delivered to Standard the 1998 Balance Sheet of the Company prepared in accordance with generally accepted accounting principles.

      4.3   No Material Adverse Change.

      (a) There shall have been no material adverse change since the date of the 1998 Balance Sheet in the business, condition (financial or otherwise) or operations of the Company.

      (b) As of the date hereof, the Company has no liabilities or obligations, accrued, contingent or otherwise, other than those set forth on Schedule 2.17.

      4.4 Delivery of Closing Date Balance Sheet. The Company shall have delivered to Standard the Closing Date Balance Sheet as required by Section 6.13 hereof.

      4.5 Opinion of Company's Counsel. Standard shall have received an opinion of Andrew A. Levy, legal counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to Standard and to the effect that:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

      (b) The authorized capital stock of the Company consists exclusively of 200 shares of common stock, of which 185 shares of common stock are issued and outstanding. All outstanding shares of Company are owned of record by the Shareholders, have been duly authorized and validly issued and are fully paid and nonassessable. To the best of such counsel's knowledge and belief, there are no (i) outstanding subscriptions, options, warrants or rights to acquire any shares of the capital stock or other securities of the Company, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (iii) agreements or arrangements under which the Company is or may become bound to assign or transfer or to sell or otherwise issue any shares of its capital stock or any other securities, other than as contemplated by this Agreement.

      (c) Immediately prior to the consummation of the transactions described in this Agreement, the Shareholders were the sole registered owners of the Stock. Upon consummation and receipt by Standard of one or more reregistered certificates, Standard will be the registered owner of 185 common shares of the Company and, assuming Standard has purchased same in good faith, for value and without notice of adverse claims, Standard will have acquired all of the rights of the Shareholders in said shares, free of any adverse claim, any lien in favor of the issuer, and any restrictions on transfer imposed by the Company.

      (d) The Shareholders and the Company have duly executed and delivered this Agreement and this Agreement constitutes the valid and legally binding obligation of the Shareholders and of the Company enforceable against them in accordance with its terms, subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (e) There is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge and belief, threatened against any of the Shareholders or the Company seeking to restrain or questioning the validity or legality of any of the transactions described in this Agreement.

      (f) The execution, delivery and performance of this Agreement by the Shareholders and by the Company will not, to the best of such counsel's knowledge and belief, (i) constitute a violation of or a default under any material contract, agreement or instrument known to such counsel to which the Company or the Shareholders are subject or by which any of the Shareholders' or the Company's properties or assets are bound, or (ii) result in the creation or imposition of any lien, security interest, claim, charge, encumbrance or restriction on any of the Company's material properties or assets or contravene, conflict with or result in the violation of any law, regulation or rule known to such counsel or, to the best of such counsel's knowledge and belief, any order, directive, judgment, arbitration award or decree to which the Shareholders or the Company or any of their respective properties or assets are subject.

      (g) To the best of such counsel's knowledge and belief, there is no license, permit, consent or approval of, or other action by, or filing with any federal or state court or regulatory authority which has not been obtained, taken nor made, required for the execution, delivery or performance of this Agreement by the Shareholders and the Company, other than those which, if not obtained, taken or made, would not have a material adverse affect on the Company, taken as a whole; there is no license, permit, consent or approval of, or other action by, or filing with any federal or state court or regulatory authority which has not been obtained, taken nor made, required for the operation by the Company after the Closing of the business currently conducted by the Company.

      4.6 No Litigation. There shall be no pending or threatened governmental or third-party action, suit, proceeding or investigation seeking to restrain or questioning the validity or legality of any of the transactions described in this Agreement.

      4.7 Resignations. The Shareholders shall have caused to be delivered to Standard the written resignation of all officers and directors of the Company.

      4.8 Consents. All consents, approvals and waivers from Governmental Bodies and other third parties required to consummate the transactions contemplated hereby shall have been obtained.

      4.9 Standard's Due Diligence Review. Standard shall have completed its due diligence review of the Company and shall be reasonably satisfied with the condition of the Company (financial and otherwise), the interest of the Shareholders in the Stock and the Shareholders' compliance with the representations and warranties set forth in Section 2 hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event that the due diligence review contemplated by this Section 4.9 does not disclose any material aspects which affects the business or operations of the Company, then, Standard may not rely on this Section 4.9 as a basis for not closing the transactions contemplated in this Agreement.

      4.10 Board Approval; Other Closings

      (a) The consummation of the transaction contemplated hereby shall have been approved by the Board of Directors of Standard.

      (b) Standard shall have consummated the acquisitions of the stock of R&S Truck Body Company, Inc. and CPS Trailer Company, Inc.

      5. Conditions Precedent to the Obligations of the Shareholders and the Company. Each and every obligation of the Shareholders under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, except to the extent that the Shareholders and the Company shall have waived in writing such satisfaction:

      5.1 Representations and Warranties; Performance. Each of the representations and warranties made by Standard herein shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of such date; Standard shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Standard on or prior to the Closing Date.

      5.2 Opinion of Standard's Counsel. The Shareholders and the Company shall have received an opinion of Phillips Nizer Benjamin Krim & Ballon, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders and the Company, to the effect that:

      (a) Standard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) Standard has duly executed and delivered this Agreement and this Agreement constitutes the valid and legally binding obligation of Standard enforceable against it in accordance with its terms, subject to and limited by:
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      (c) There is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge and belief, threatened against any of Standard seeking to restrain or questioning the validity or legality of any of the transactions described in this Agreement.

      (d) The execution, delivery and performance of this Agreement by Standard will not, to the best of such counsel's knowledge and belief, (i) constitute a violation of or a default under any material contract, agreement or instrument known to such counsel to which Standard is subject or by which any of Standard's properties or assets are bound, or (ii) result in the creation or imposition of any lien, security interest, claim, charge, encumbrance or restriction on any of Standard material properties or assets or contravene, conflict with or result in the violation of any law, regulation or rule known to such counsel or, to the best of such counsel's knowledge and belief, any order, directive, judgment, arbitration award or decree to which Standard or any of its respective properties or assets are subject.

      (e) To the best of such counsel's knowledge and belief, there is no license, permit, consent or approval of, or other action by, or filing with any federal or state court or regulatory authority which has not been obtained, taken nor made, required for the execution, delivery or performance of this Agreement by Standard, other than those which, if not obtained, taken or made, would not have a material adverse affect on Standard, taken as a whole; there is no license, permit, consent or approval of, or other action by, or filing with any federal or state court or regulatory authority which has not been obtained, taken nor made, required for the operation by Standard after the Closing of the business currently conducted by the Company.

      5.3 Consents. All consents, approvals and waivers from Governmental Bodies and other third parties required to consummate the transactions contemplated hereby shall have been obtained and be in form and substance reasonably satisfactory to the Shareholders and the Company.

      5.4 Performance. Standard shall have delivered or caused to be delivered to the Shareholders and the Company the other matters required by this Agreement to be delivered at the Closing by or for Standard.

      5.5 No Litigation. There shall be no pending or threatened governmental or third-party action, suit, proceeding or investigation seeking to restrain or questioning the validity or legality of any of the transactions described in this Agreement.

      6. Covenants of the Shareholders and the Company Prior to Closing.

      6.1 Approvals of Governmental Bodies.The Company will use reasonable efforts, and will cooperate with Standard in taking all steps necessary, promptly to (a) make any filing and (b) obtain any consent, approval or authorization of any Governmental Body, in each case required by law to allow the consummation of this Agreement and the transactions contemplated hereby, provided that nothing herein shall require the Company to dispose of, or make any change in, any portion of its business in order to obtain any consent, approval or authorization. The Shareholders shall pay all filing fees, other than those associated with the Hart Scott Rodino Notification Act, if applicable, and all applicable transfer fees associated with the transactions contemplated herein.

      6.2 Regular Course of Business. Pending the Closing Date, the Company will operate its businesses diligently and in good faith, consistent with past management practices, and will use its reasonable best efforts to keep available the services of the Company's present officers and to preserve the Company's present relationships with persons having business dealings with the Company. From the date of execution of this Agreement through the Closing Date, the Company will not take any action described or enumerated in Section 2.13 hereof without the prior written consent of Standard.

      6.3 Amendments. Pending the Closing Date, no change or amendment shall be made in the Articles of Incorporation or Bylaws of the Company, and the Company will not merge or consolidate with or into any other corporation and no other corporation shall be merged into the Company and the Company will not enter into any agreements, options, warrants, rights, calls or commitments of any character with respect to the issuance of shares of capital stock.

      6.4 Capital Expenditures. Pending the Closing Date, without the prior approval of Standard, the Company will not make any capital expenditures, or commitments with respect thereto.

      6.5 Property and Assets. Pending the Closing Date, the business of the Company and the assets, property and rights now owned by the Company will be used, preserved and maintained, so far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property and rights are on the date of this Agreement (normal wear and tear excepted), and no unusual or novel methods of manufacture, purchase, sale, management or operation of said properties or business will be made or instituted.

      6.6 Books of Account. Pending the Closing Date, the Company shall keep its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles, practices and standards applied on a consistent basis, and shall make no changes in accounting principles.

      6.7 Loans by the Company. Pending the Closing Date, the Company will not make any loan or advance to, or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual, firm or corporation other than in the ordinary course of business and consistent with past practice.

      6.8 Changes in Existing Agreements. Pending the Closing Date, the Company shall not waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company before the same comes due in accordance with its terms.

      6.9 Agreements. Pending the Closing Date, the Company will not enter into an agreement to do any of the things prohibited in this Section 6.

      6.10 Full Access. Pending the Closing Date, the Company shall afford to Standard and its authorized representatives (including, without limitation, an independent accounting firm representing Standard) reasonable access to the officers, directors, properties, books and records, and the accountants, banker and other experts of the Company, so that Standard may have full opportunity to make such investigation as it shall desire of the affairs of the Company (including, without limitation, an examination of the 1998 Balance Sheet and the Closing Date Balance Sheet) and the Company will cause to be furnished such financial information (including accountants' working papers and similar records) and operating data and other information with respect to the Company as Standard shall from time to time reasonably request. Standard shall be permitted to make copies of the Company's books, records and other documentation. The Shareholders and the Company shall, upon request, provide Standard or its representatives with such information as Standard may reasonably request in order to verify performance of and compliance with the representations, warranties, covenants and conditions applicable to the Shareholders and the Company hereunder.

      6.11 Good Faith Efforts. The Shareholders shall use their good faith efforts to prevent their representations and warranties hereunder from becoming untrue, to cure any such untrue representations and warranties, to fulfill their covenants and agreements hereunder, and to cause the conditions specified in
Section 4 hereof to be satisfied.

      6.12 Notification of Certain Matters. The Shareholders and the Company shall give prompt notice to Standard of (a) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty contained in Section 2 of this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (b) any material failure on their part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Shareholders and the Company hereunder; provided however, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to Standard.

      6.13 Closing Date Balance Sheet and Schedule of Net Changes. The Company and the Shareholders agree to deliver to Standard prior to the Closing Date the Summary of Assets and Liabilities of the Company as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet to be delivered by the Company and the Shareholders shall be true, correct and complete and shall fairly present the consolidated financial condition of the Company as at the date thereof, all in accordance with generally accepted United States accounting principles and the historical practices of the Company.

      7. Covenants of Standard Prior to Closing Date.

      7.1 Approvals of Governmental Bodies. Between the date of this Agreement and the Closing Date, Standard will use its reasonable efforts, and will cooperate with the Shareholders and the Company in taking all steps necessary, promptly to (a) make any filing and (b) obtain any consent, approval or authorization of any Governmental Body, in each case required by law to allow the consummation of this Agreement and the transactions contemplated hereby, provided that nothing herein shall require Standard to dispose of, or make any change in, any portion of its business or to incur any other burden in order to obtain any consent, approval or authorization. Standard shall cause the filing of and will pay all fees (and costs associated therefrom) of Standard, the Shareholders and the Company associated with any filings required to be made pursuant to the Hart Scott Rodino Merger Notification Act.

      7.2 Notification. Between the date of this Agreement and the Closing Date, Standard will promptly notify the Shareholders and the Company if it becomes aware of any fact or condition which makes materially untrue any representation or materially breaches any warranty made by Standard in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make materially untrue any such representation or materially breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

      7.3 Good Faith Efforts. Between the date of this Agreement and the Closing Date, Standard will use its good faith efforts to cause the conditions specified in Section 5 hereof to be satisfied.

      7.4 Notification of Certain Matters. Standard shall give prompt notice to the Shareholders of (a) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty contained in Section 3 of this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and
(b) any material failure on their part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Standard hereunder; provided however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Shareholders.

      8. Covenants of the Shareholders and Standard Subsequent to the Closing Date.

            Further Assurances. The Shareholders will, upon request of Standard from time to time after the Closing, execute and deliver, and use its good faith efforts to cause other persons to execute and deliver to Standard all such further documents and instruments, and will do or use its reasonable efforts to cause to be done such other acts, as Standard may reasonably request to consummate and make effective the transactions contemplated hereby.

      9. Mutual Covenants.

      9.1 Expenses. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

      9.2 Public Announcements. Except as required by law, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as Standard and the Shareholders and the Company shall determine. Unless agreed to by Standard and the Shareholders and the Company in advance or required by law, prior to the Closing Date the parties hereto shall keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any person. The Shareholders, the Company and Standard will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the transactions contemplated hereby, and Standard shall have the right to be present for any such communication.

      9.3 Confidentiality. Between the date of this Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, any written, oral or other information obtained from another party or the Company in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

      If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

      9.4 Tax Matters.

      (a) The Company shall be responsible for preparing and filing all Tax Returns for the Company and for handling all tax matters related to the Company for Tax periods ending prior to or on the Closing Date and making any required Tax payments with respect of such Tax Returns. Such returns will report the operations of the Company consistent with past practice. Standard agrees that the Company's representatives shall have access to all records of the Company necessary to accurately prepare the aforementioned Tax Returns.

      (b) Standard shall be responsible for preparing and filing all Tax Returns for taxable years or periods for the Company ending after the Closing Date (including any State Tax Returns) and shall remit any Taxes due in respect of such Tax Returns. The Company and the Shareholders agree to provide Standard prior to the Closing with copies of all records of the Company necessary to accurately prepare the aforementioned Tax Returns. The parties hereto acknowledge that the fiscal year end for the Company is March 31.

      (c) The Shareholders shall be entitled to all refunds of Taxes received with respect to the Company for any Tax period ending on or prior to the Closing Date, but if any amount of such refund is later determined to be repayable to the appropriate taxing authority, such amount shall continue to be indemnifiable under Section 10.4(a).

      (d) Standard shall have the right and responsibility to direct the handling of matters related to Taxes of the Company for Tax Periods ending after the Closing Date. Notwithstanding the previous sentence, Standard shall notify the Shareholders, in writing, within ten (10) days of the receipt by Standard of an assessment or proposed assessment that would result in the Shareholders owing money to Standard under any indemnifications in this Agreement. Failure to give such notice shall not affect Standard's rights to indemnification under this Agreement except to the extent the Shareholders demonstrate that their rights have been prejudiced as a result of such failure.

      (e) The Shareholders and Standard shall use their best efforts to provide each other with such assistance as may reasonably be requested by any of them in connection with Tax matters, including providing information with respect to the preparation of any Tax Return or other document required to be filed by any taxing authority, any audit or other examination by any taxing authority, any judicial or administrative proceeding or dispute relating to liability for Taxes or any claim arising under this Section 9.4 or Section 10.4, and each shall retain and provide to the other access to such records and other information as may be relevant to such Return, audit, examination, proceeding or determination.

      10. Indemnification; Remedies.

      10.1 Indemnification by the Shareholders.

            Except as otherwise expressly provided in this Section 10, the Shareholders shall defend, indemnify and hold harmless Standard for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty in any respect, whether or not Standard relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Shareholders under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto; provided, however, that the Shareholders shall have no liability under this Section 10.1 for any Loss arising from any single matter described above unless and until the aggregate amount of such Loss and Losses arising from all similar or related matters exceeds $25,000, in which event the Shareholders shall be liable for all such Losses.

      10.2 Indemnification by Standard.

            Except as otherwise expressly provided in this Section 10, Standard shall defend, indemnify and hold harmless the Shareholders for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by, directly or indirectly, relating to, resulting from or arising out of any inaccuracy in any representation or warranty in any respect, whether or not the Shareholders relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of Standard under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto; provided, however, that Standard shall have no liability under this Section 10.2 for any Loss arising from any single matter described above unless and until the aggregate amount of such Loss and Losses arising from all similar or related matters exceeds $25,000, in which event Standard shall be liable for all such Losses.

      10.3 Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted under this Section 10 against any indemnified party or successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Section 10 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the

Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten (10) days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 10 to the contrary not withstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding. As a condition to asserting any rights under this
Section 10, each of Standard's Indemnified Person must appoint Standard and each of the Shareholders' Indemnified Person must appoint the Shareholders, as its sole agent for all matters relating to any claim hereunder.

      11. Termination.

      11.1 Termination Events. Subject to the provisions of Section 11.2, this Agreement may, by written notice given at or prior to the Closing Date in the manner hereinafter provided, be terminated:

      (a) by either Standard or the Shareholders or the Company if a material default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured prior to the Closing Date and has not been waived;

      (b) (i) by Standard if all of the conditions set forth in Section 4 shall not have been satisfied on or before Closing Date, other than through failure of Standard to fully comply with its obligations hereunder, and shall not have been waived by Standard on or before such date; or (ii) by the Shareholders and the Company, if all of the conditions set forth in Section 5 shall not have been satisfied on or before the Closing Date, other than through failure of the Shareholders and the Company to fully comply with their obligations hereunder, and shall not have been waived by the Shareholders and the Company on or before such date;

      (c) by mutual consent of Standard and the Shareholders and the Company; or

      (d) by either Standard or the Shareholders and the Company if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before June 30, 1998 or such later date as may be agreed upon by the parties.

      Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

      11.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 11.1, subject to Section 1.4, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in this Section and Sections 9.1, 9.2 and 9.3 shall survive.

      12. Definitions. The following terms shall have the following meanings:

      12.1 "Affiliate" means (i) a corporation of which the Company owns directly or indirectly less than fifty (50%) of the voting stock and (ii) any joint venture or partnership (or equivalent legal entity under foreign law) in which the Company has an interest in the earnings or capital or of which the Company is a general partner.

      12.2 "Code" means the Internal Revenue Code of 1986, as amended.

      12.3 "Encumbrance" means any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

      12.4 "Governmental Body" means any domestic or foreign national, state or municipal or other local government or multinational body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

      12.5 "Related Cost" means any liability, cost, expense (including, without limitation, any reasonable expenses of investigation and attorneys' and accountants' fees), loss, damage, assessment, settlement or judgment (other than an item of Tax) which arises out of the imposition or assessment of any Tax.

      12.6 "Taxes" means all taxes, fees, levies, imposts, assessments or other charges including, but not limited to, foreign, federal, state, county or local income, profits, gross receipts, payroll, excise, property, sales, use, employment, value added, unitary, capital, net worth, transfer, withholding and franchise taxes and customs duties together with any penalties, interest and additions to tax thereon or costs or expenses related thereto.

      12.7 "Tax Returns" means any return, report, information return, questionnaire, declaration or other document (including any related or supporting information) filed or required to be filed for any period with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes (whether or not payment is required to be made with respect to such document).

      13. Miscellaneous.

      13.1 Notices. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

      If to the Company:
                        Barclay Investments, Inc.
                        c/o Andrew A. Levy, Esq.
                        46 Baldwin Farms North
                        Greenwich, Connecticut 06831

      If to Standard:
                        Standard Automotive Corporation
                        375 Park Avenue
                        Suite 2805
                        New York, New York 10152
                        Attention: Steven J. Merker

      If to the Shareholders:

                        Andrew A. Levy
                        46 Baldwin Farms North
                        Greenwich, Connecticut 06831

                        Farzana S. Habib
                        46 Baldwin Farms North
                        Greenwich, Connecticut 06831

                        Richard Friedman
                        c/o The Apmont Group, Inc.
                        500 Fifth Avenue
                        Suite 5520
                        New York, New York 10110

                        Jeffrey Markowitz
                        c/o The Apmont Group, Inc.
                        500 Fifth Avenue
                        Suite 5520
                        New York, New York 10110

                        Glenn Goldfinger
                        155 East 76th Street
                        New York, New York 10021

or at such other address and number as any of the parties shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

      13.2 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

      13.3 Entire Agreement and Modification. This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

      13.4 Assignments. This Agreement shall apply to and be binding in all respect upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. All parties to this Agreement shall have an absolute right to assign all of their rights recited hereunder to a third party.

      13.5 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

      13.6 Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

      13.7 Parties in Interest. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

      13.8 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws, all rights and remedies being governed by such laws.

      13.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

      13.10 Conflicts. In the event there is any conflict in the terms and conditions recited in this Agreement and the terms and conditions recited in that certain Letter of Intent dated December 20, 1996 by and between Plaza Limited and Standard, the terms and conditions of this Agreement shall control.

      IN WITNESS WHEREOF, the Shareholders, the Company and Standard have each caused this Agreement to be executed as of the date first written above.

                                    STANDARD AUTOMOTIVE CORPORATION

                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------


                                    BARCLAY INVESTMENTS, INC.

                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------


                                  SHAREHOLDERS:


-------------------------------     --------------------------------------------
Andrew A. Levy                      Richard Friedman



-------------------------------     --------------------------------------------
Farzana S. Habib                    Jeffrey Markowitz



-------------------------------
Glenn Goldfinger